UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 1, 2010

DineEquity, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15283	95-3038279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 North Brand Boulevard, Glendale, California	91203
(Address of Principal Executive Offices)	(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

Amended and Restated 2005 Stock Incentive Plan for Non-Employee Directors

On March 1, 2010, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of DineEquity, Inc. (the “Company”) and the Board of Directors of the Company amended and restated the 2005 Stock Incentive Plan for Non-Employee Directors (the “Directors’ Stock Plan”), to provide for the grant of restricted stock units and stock appreciation rights thereunder.  Below is a summary of the material terms of the amendment, which summary is qualified in its entirety by reference to the terms of the Directors’ Stock Plan, a copy of which is included as Exhibit 10.1 to this report.

Restricted stock units are awards denominated in units of shares of common stock of the Company (“Common Stock”) under which the issuance of such shares (or cash in lieu thereof) is subject to such conditions (including continued service or performance conditions or both) and terms as the Compensation Committee deems appropriate.  Unless determined otherwise by the Compensation Committee, each restricted stock unit will be equal to one share of Common Stock.  The recipient of an award of restricted stock units will not have any voting rights with respect to the shares underlying the award unless and until such shares are issued to the recipient in settlement of the award.  However, unless the Compensation Committee provides otherwise, the recipient of an award of restricted stock units will be entitled to the accrual of dividend equivalents with respect to shares underlying the award from and after the date of the award, and all special distributions paid with respect to the shares underlying the award will be credited to the participant’s account.  Amounts credited to a participant’s account will vest in proportion to the satisfaction of any vesting conditions for the restricted stock units to which such amounts relate. The holder of restricted stock units will receive a payment in cash of any amount in his or her account as soon as practicable after the vesting.

Stock appreciation rights are rights that entitle the holder to receive, in cash or shares of Common Stock or a combination thereof, value equal to or otherwise based on the excess of (i) the fair market value of a specified number of shares of Common Stock at the time of exercise over (ii) the exercise price of the stock appreciation right.  The stock appreciation rights may be granted either in tandem with or as a component of stock options granted under the Plan (“tandem SARs”) or not in conjunction with stock options (“freestanding SARs”).  Any tandem SARs may be granted at the same time a stock option is granted or at any time thereafter before exercise or expiration of the related stock option, and will have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the stock option to which it relates.  Any freestanding SARs may be granted subject to the terms and conditions set forth by the Compensation Committee, provided, however, that the exercise price may not be less than fair market value on the date of grant, the post-termination exercise period may not exceed three years and the freestanding SARs may not be transferable other than by will or pursuant to the laws of descent and distribution.

Incentive Plan Awards

Also, on Monday, March 1, 2010, the Board of Directors, at the recommendation of the Compensation Committee, identified which employees will participate in the Company’s Officer Incentive Plan (the “Incentive Plan”) in 2010, and established (i) the performance goals for each participant, (ii) the target incentive for each participant, and (iii) the formula or payout matrix for each participant.  Below is a summary of the material terms of the Incentive Plan, which summary is qualified in its entirety by reference to the Incentive Plan, a copy of which is included as Exhibit 10.2 to this report.

All full-time officers (other than executive officers) approved by the Chairman & Chief Executive Officer and all executive officers approved by the Compensation Committee are eligible to participate in the Incentive Plan.  Participants must be actively employed with the Company, or one of its subsidiaries, through the end of the plan year in order to be eligible for an incentive award under the Incentive Plan.  However, participants who begin work with the Company following the commencement of a plan year, participants who are on a leave of absence during a plan year and participants who die or retire during a plan year may be eligible for a prorated incentive award.

The awards payable under the Incentive Plan are based on Company performance and the achievement of specific individual business objectives (IBOs) of the participants.  The minimum, target and maximum incentive awards payable to each participant are expressed as a percentage of each participant’s base salary, as determined by the Compensation Committee.

For each plan year, the Compensation Committee establishes (i) the performance goals for each participant, (ii) the target incentive for each participant, and (iii) the formula or payout matrix for each participant.  If required by the Compensation Committee, each participant sets IBOs in conjunction with his or her immediate supervisor for each plan year.

Incentive award payouts are calculated based on the results of Company’s financial performance, completion of personal IBOs, and full-time active employment with the Company; provided that the IBO performance will not payout if the Company’s performance does not meet certain minimum thresholds.  The incentive awards are distributed within  2-½ months following the close of the plan year.

The Compensation Committee is the administrator of the Incentive Plan and has sole discretionary authority to interpret the Incentive Plan and to decide all questions and disputes under the Incentive Plan, including but not limited to all questions regarding eligibility for benefits.  The Compensation Committee has the right to modify, terminate or make exceptions to the Incentive Plan in its sole discretion at any time without prior notice.

Item 9.01       Financial Statements and Exhibits.

Exhibit No.	Description

10.1	DineEquity, Inc. Amended and Restated 2005 Stock Incentive Plan for Non-Employee Directors.

10.2	DineEquity, Inc. Officer Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DineEquity, Inc.

Date: March 5, 2010	By:	/s/ John F. Tierney
Name: John F. Tierney
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	DineEquity, Inc. Amended and Restated 2005 Stock Incentive Plan for Non-Employee Directors.

10.2	DineEquity, Inc. Officer Incentive Plan.